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EXHIBIT 5.3

CONSENT

        We consent to the use by Crystallex International Corporation in connection with its Registration Statement on Form F-10 and related prospectus, and any amendments thereto (the "Registration Statement"), of our mineral reserves and resources report dated April 30, 2003, and all information derived from such report. We also consent to all references to us in the Registration Statement, including under the heading "Experts."

MINE DEVELOPMENT ASSOCIATES
Date: July 27, 2005
	By:	/s/ SCOTT HARDY, P. ENG Name: Scott Hardy, P. Eng Title: Senior Engineer

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CONSENT